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[PRICEWATERHOUSECOOPERS LOGO]


                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-81987) of Sleepmaster L.L.C. and Subsidiaries of our report dated March 24, 2000 relating to the consolidated financial statements, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

New York, New York
March 29, 2000